Exhibit Number 99.1

Investor Contact:	W. Larry Cash
President of Financial Services
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FOURTH QUARTER AND YEAR-END 2016 RESULTS AND 2017 GUIDANCE

FRANKLIN, Tenn. (February 20, 2017) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2016.

The following highlights the financial and operating results for the three months ended December 31, 2016, that are further discussed below:

•	Net operating revenues totaled $4.469 billion.

•	Net loss attributable to Community Health Systems, Inc. common stockholders was $(220) million, or $(1.99) per share (diluted), compared with $(83) million, or $(0.73) per share (diluted) for the same period in 2015.

•	Adjusted EBITDA was $564 million.

•	Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders was $(1.91) per share (diluted).

•	Adjusted for certain items discussed below, income from continuing operations attributable to Community Health Systems, Inc. common stockholders was $0.46 per share (diluted).

•	Cash flow from operations was $327 million, compared with $306 million for the same period in 2015, representing a 6.9 percent increase.

•	On a same-store basis, both admissions and adjusted admissions decreased 1.4 percent, compared with the same period in 2015.

On April 29, 2016, the Company completed the spin-off of Quorum Health Corporation (“QHC”), comprised of 38 affiliated hospitals and related outpatient services in 16 states, together with Quorum Health Resources, LLC, a subsidiary providing management advisory and consulting services to non-affiliated hospitals. Following the spin-off, QHC became an independent public company with its common stock listed for trading under the symbol “QHC” on the New York Stock Exchange. Financial and statistical data reported in this earnings release include QHC operating results through the spin-off date. Same-store operating results and statistical data exclude information for the hospitals divested in the spin-off of QHC in both the 2016 periods and the comparable periods in 2015.

Net operating revenues for the three months ended December 31, 2016, totaled $4.469 billion, a 6.9 percent decrease, compared with $4.798 billion for the same period in 2015. Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to a loss of $(211) million, or $(1.91) per share (diluted), for the three months ended December 31, 2016, compared with a loss from continuing operations of $(74) million, or $(0.66) per share (diluted), for the same period in 2015. During the three months ended December 31, 2016, the Company recorded a non-cash net expense totaling $224 million, primarily related to impairment charges totaling approximately $315 million to reduce the value of long-lived assets, primarily allocated goodwill, at hospitals that the Company has identified for sale and certain under-performing hospitals. These impairment charges were partially offset by the gain of $91 million on the sale of a majority ownership interest in the Company’s home care division, which closed on December 31, 2016. The impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

The results for the three months ended December 31, 2016, included the loss of $(2.35) per share (diluted) related to impairment and (gain) loss on sale of businesses, and loss of $(0.03) per share (diluted) related to government and other legal settlements and related legal expenses, and loss of $(0.02) per share (diluted) related to expenses from the spin-off of QHC. These expenses were partially offset by income of $0.04 per share (diluted) related to income from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. Excluding these items, income from continuing operations was $0.46 per share (diluted). The financial results for the three months and year ended December 31, 2015, include a $169 million increase in the Company’s allowance for doubtful accounts on the December 31, 2015 consolidated balance sheet and a corresponding $169 million increase to the provision for bad debts related to a change in estimate recorded during the three months ended December 31, 2015. This adjustment reduced net operating revenues and adjusted EBITDA by $169 million and income from continuing operations by $108 million, or $0.96 and $0.94 per share (diluted), for the three months and year ended December 31, 2015, respectively.

Net loss attributable to Community Health Systems, Inc. common stockholders was $(220) million, or $(1.99) per share (diluted) for the three months ended December 31, 2016, compared with $(83) million, or $(0.73) per share (diluted) for the same period in 2015. Discontinued operations for the three months ended December 31, 2016, consisted of $(0.03) per share (diluted) of losses from operations of entities sold or held for sale and $(0.06) per share (diluted) of expense related to the impairment of long-lived assets held for sale, for a total after-tax loss of approximately $(9) million or $(0.09) per share (diluted). Weighted-average shares outstanding (diluted) were 111 million for the three months ended December 31, 2016, and 113 million for the three months ended December 31, 2015. Adjusted EBITDA for the three months ended December 31, 2016, was $564 million compared with $527 million for the same period in 2015, representing a 7.0 percent increase.

The consolidated operating results for the three months ended December 31, 2016, reflect an 11.6 percent decrease in total admissions, and a 12.7 percent decrease in total adjusted admissions, compared with the same period in 2015. On a same-store basis, both admissions and adjusted admissions decreased 1.4 percent during the three months ended December 31, 2016, compared with the same period in 2015. On a same-store basis, net operating revenues increased 0.5 percent during the three months ended December 31, 2016, compared with the same period in 2015.

Net operating revenues for the year ended December 31, 2016, totaled $18.438 billion, a 5.1 percent decrease compared with $19.437 billion for the same period in 2015. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders decreased to a loss of $(1.706) billion, or $(15.41) per share (diluted), for the year ended December 31, 2016, compared with income from continuing operations of $194 million, or $1.68 per share (diluted), for the same period in 2015. During the year ended December 31, 2016, the Company recorded non-cash impairment charges totaling $1.919 billion, primarily from an impairment charge of $1.395 billion on the value of goodwill for the Company’s hospital reporting unit, and impairment charges totaling approximately $615 million to reduce the value of long-lived assets, primarily allocated goodwill, at certain under-performing hospitals and hospitals that the Company has closed, sold, or has identified for sale. These impairment charges were partially offset by the gain of $91 million on the sale of a majority ownership interest in the Company’s home care division in the fourth quarter as noted above. The impairment charge recorded for goodwill during the three months ended June 30, 2016, resulted from a determination that the carrying value of the Company’s hospital operations reporting unit exceeded its fair value, primarily as the result of the decline in the Company’s market capitalization and fair value of long-term debt during the three months ended June 30, 2016, as well as a decrease in the estimated future earnings of the Company compared to previous estimates. The goodwill impairment charge originally estimated at June 30, 2016, was updated during the three months ended September 30, 2016. During the three months ended December 31, 2016, the Company performed its required annual goodwill impairment analysis, which indicated no additional goodwill impairment. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

The results for the year ended December 31, 2016, included the loss of $(16.07) per share (diluted) related to impairment and (gain) loss on sale of businesses, loss of $(0.17) per share (diluted) from early extinguishment of debt, loss of $(0.09) per share (diluted) related to government and other legal settlements and related legal expenses, loss of $(0.10) per share (diluted) related to expenses from the spin-off of QHC and loss of $(0.01) per share (diluted) of expense incurred related to the sale of a majority ownership interest in the Company’s home care division. These expenses were partially offset by income of $0.04 per share (diluted) related to income from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses, and income of $0.54 per share (diluted) related to the gain on sale of investments in unconsolidated affiliates in connection with the Company’s sale of its minority equity interests in five hospitals located in Las Vegas, Nevada, on April 29, 2016. Excluding these items, income from continuing operations was $0.46 per share (diluted).

Net income attributable to Community Health Systems, Inc. common stockholders was a loss of $(1.721) billion, or $(15.54) per share (diluted) for the year ended December 31, 2016, compared with income of $158 million, or $1.37 per share (diluted) for the same period in 2015. Discontinued operations for the year ended December 31, 2016, consisted of $(0.06) per share (diluted) of losses from operations of entities sold or held for sale and $(0.07) per share (diluted) of expenses related to the impairment of long-lived assets held for sale, for a total after-tax loss of approximately $(15) million, or $(0.13) per share (diluted). Weighted-average shares outstanding (diluted) were 111 million for the year ended December 31, 2016, and 115 million for the year ended December 31, 2015. Adjusted EBITDA for the year ended December 31, 2016, was $2.225 billion compared with $2.670 billion for the same period in 2015, representing a 16.7 percent decrease.

The consolidated operating results for the year ended December 31, 2016, reflect an 8.8 percent decrease in total admissions, and an 8.4 percent decrease in total adjusted admissions, compared with the same period in 2015. On a same-store basis, admissions decreased 1.9 percent and adjusted admissions decreased 0.5 percent during the year ended December 31, 2016, compared with the same period in 2015. On a same-store basis, net operating revenues increased 1.4 percent during the year ended December 31, 2016, compared with the same period in 2015.

Adjusted EBITDA, a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, acquisition and integration expenses from the acquisition of Health Management Associates, Inc. (“HMA”), expense incurred related to the spin-off of QHC, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense related to government and other legal settlements and related costs, and (income) expense from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. For information regarding why the Company believes Adjusted EBITDA presents useful information to investors, and for a reconciliation of Adjusted EBITDA to net income attributable to Community Health Systems, Inc. stockholders, see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “We concluded the year with solid results in the fourth quarter, including sequential improvements in same-store net operating revenue, adjusted EBITDA and cash flow from operations. Significant progress has been made in our work to divest certain hospitals and other operations, enabling a reduction in our debt and the opportunity to reshape our portfolio into a stronger, more sustainable organization. Moving forward in 2017 and beyond, we are intently focused on efficiency improvements in our operations, strategic initiatives that enhance growth in our markets, and portfolio optimization that reduces our total debt. Most importantly, we remain committed to providing high-quality, safe healthcare for the patients and communities we serve.”

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

Included on pages 17, 18, 19 and 20 of this press release are tables setting forth the Company’s 2017 annual earnings guidance. The 2017 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time, and reflects the impact of planned divestitures that the Company expects to occur in 2017.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. After giving effect to the spin-off noted above, the Company, through its subsidiaries, owns, leases or operates 158 affiliated hospitals in 22 states with an aggregate of approximately 26,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Tuesday, February 21, 2017, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the fourth quarter and year ended December 31, 2016. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through February 28, 2017. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net operating revenues	$4,469	$4,798	$18,438	$19,437
(Loss) income from continuing operations (f), (i), (k)	(189)	(40)	(1,611)	295
Net (loss) income attributable to Community Health Systems, Inc. stockholders	(220)	(83)	(1,721)	158
Adjusted EBITDA (e)	564	527	2,225	2,670
Net cash provided by operating activities	327	306	1,137	921

Basic (loss) earnings per share attributable to Community
Health Systems, Inc. common stockholders (l):
Continuing operations (f), (i), (k)	$(1.91)	$(0.66)	$(15.41)	$1.69
Discontinued operations	(0.09)	(0.08)	(0.13)	(0.31)

Net (loss) income	$(1.99)	$(0.73)	$(15.54)	$1.38

Diluted (loss) earnings per share attributable to Community
Health Systems, Inc. common stockholders (l):
Continuing operations (f), (h), (i), (k)	$(1.91)	$(0.66)	$(15.41)	$1.68
Discontinued operations	(0.09)	(0.08)	(0.13)	(0.31)

Net (loss) income (h)	$(1.99)	$(0.73)	$(15.54)	$1.37

Weighted-average number of shares outstanding (g):
Basic	111	113	111	114
Diluted	111	113	111	115

For footnotes, see pages 13, 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2016		2015
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$5,147		$5,724
Provision for bad debts	678		926

Net operating revenues	4,469	100.0%	4,798	100.0%

Operating costs and expenses:
Salaries and benefits	2,087	46.7%	2,278	47.5%
Supplies	730	16.3%	773	16.1%
Other operating expenses	992	22.2%	1,151	23.9%
Government and other legal settlements and related costs (j)	5	0.1%	3	0.1%
Electronic health records incentive reimbursement	(15)	(0.3)%	(25)	(0.5)%
Rent	110	2.5%	113	2.4%
Depreciation and amortization	261	5.8%	297	6.2%
Impairment and (gain) loss on sale of businesses, net (i)	224	5.0%	62	1.3%

Total operating costs and expenses	4,394	98.3%	4,652	97.0%

Income from operations (f), (i)	75	1.7%	146	3.0%
Interest expense, net	232	5.2%	249	5.2%
Equity in earnings of unconsolidated affiliates	(5)	(0.1)%	(12)	(0.3)%

Loss from continuing operations before income taxes	(152)	(3.4)%	(91)	(1.9)%
Provision for (benefit from) income taxes	37	0.8%	(51)	(1.1)%

Loss from continuing operations (f), (i)	(189)	(4.2)%	(40)	(0.8)%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(3)	(0.1)%	(5)	(0.1)%
Impairment of hospitals sold or held for sale	(6)	(0.1)%	(4)	(0.1)%

Loss from discontinued operations, net of taxes	(9)	(0.2)%	(9)	(0.2)%

Net loss	(198)	(4.4)%	(49)	(1.0)%
Less: Net income attributable to noncontrolling interests	22	0.5%	34	0.7%

Net loss attributable to Community Health Systems, Inc. stockholders	$(220)	(4.9)%	$(83)	(1.7)%

Basic loss per share attributable to Community
Health Systems, Inc. common stockholders (l):
Continuing operations (f), (i)	$(1.91)		$(0.66)
Discontinued operations	(0.09)		(0.08)

Net loss	$(1.99)		$(0.73)

Diluted loss per share attributable to Community
Health Systems, Inc. common stockholders (l):
Continuing operations (f), (h), (i)	$(1.91)		$(0.66)
Discontinued operations	(0.09)		(0.08)

Net loss (h)	$(1.99)		$(0.73)

Weighted-average number of shares outstanding (g):
Basic	111		113

Diluted	111		113

For footnotes, see pages 13, 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of (Loss) Income (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2016		2015
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$21,275		$22,564
Provision for bad debts	2,837		3,127

Net operating revenues	18,438	100.0%	19,437	100.0%

Operating costs and expenses:
Salaries and benefits	8,624	46.8%	8,991	46.3%
Supplies	3,011	16.3%	3,048	15.7%
Other operating expenses	4,248	23.1%	4,520	23.2%
Government and other legal settlements and related costs (j)	16	0.1%	4	—%
Electronic health records incentive reimbursement	(70)	(0.4)%	(160)	(0.8)%
Rent	450	2.4%	457	2.4%
Depreciation and amortization	1,100	6.0%	1,172	6.0%
Impairment and (gain) loss on sale of businesses, net (i)	1,919	10.4%	68	0.3%

Total operating costs and expenses	19,298	104.7%	18,100	93.1%

(Loss) income from operations (f), (i)	(860)	(4.7)%	1,337	6.9%
Interest expense, net	962	5.2%	973	5.0%
Loss from early extinguishment of debt	30	0.2%	16	0.1%
Gain on sale of investments in unconsolidated affiliates (k)	(94)	(0.5)%	—	—%
Equity in earnings of unconsolidated affiliates	(43)	(0.3)%	(63)	(0.3)%

(Loss) income from continuing operations before income taxes	(1,715)	(9.3)%	411	2.1%
(Benefit from) provision for income taxes	(104)	(0.6)%	116	0.6%

(Loss) income from continuing operations (f), (i), (k)	(1,611)	(8.7)%	295	1.5%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(7)	—%	(27)	(0.2)%
Impairment of hospitals sold or held for sale	(8)	(0.1)%	(5)	—%
Loss on sale, net	—	—%	(4)	—%

Loss from discontinued operations, net of taxes	(15)	(0.1)%	(36)	(0.2)%

Net (loss) income	(1,626)	(8.8)%	259	1.3%
Less: Net income attributable to noncontrolling interests	95	0.5%	101	0.5%

Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(1,721)	(9.3)%	$158	0.8%

Basic (loss) earnings per share attributable to Community
Health Systems, Inc. common stockholders:
Continuing operations (f), (i), (k)	$(15.41)		$1.69
Discontinued operations	(0.13)		(0.31)

Net (loss) income	$(15.54)		$1.38

Diluted (loss) earnings per share attributable to Community
Health Systems, Inc. common stockholders:
Continuing operations (f), (h), (i), (k)	$(15.41)		$1.68
Discontinued operations	(0.13)		(0.31)

Net (loss) income (h)	$(15.54)		$1.37

Weighted-average number of shares outstanding (g):
Basic	111		114

Diluted	111		115

For footnotes, see pages 13, 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive (Loss) Income

(In millions)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net (loss) income	$(198)	$(49)	$(1,626)	$259
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps, net of tax	28	16	17	(6)
Net change in fair value of available-for-sale securities, net of tax	(3)	4	(11)	(5)
Amortization and recognition of unrecognized pension cost components, net of tax	(1)	—	3	1

Other comprehensive income (loss)	24	20	9	(10)

Comprehensive (loss) income	(174)	(29)	(1,617)	249
Less: Comprehensive income attributable to noncontrolling interests	22	34	95	101

Comprehensive (loss) income attributable to Community Health Systems, Inc. stockholders	$(196)	$(63)	$(1,712)	$148

For footnotes, see pages 13, 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Three Months Ended December 31,
	Consolidated			Same-Store
	2016	2015	% Change	2016	2015	% Change
Number of hospitals (at end of period)	155	194		152	152
Licensed beds (at end of period)	26,222	29,853		25,921	26,013
Beds in service (at end of period)	23,229	26,312		23,064	23,167
Admissions	203,496	230,250	-11.6%	201,803	204,727	-1.4%
Adjusted admissions	440,160	504,119	-12.7%	435,605	441,727	-1.4%
Patient days	910,209	1,011,868		904,723	910,403
Average length of stay (days)	4.5	4.4		4.5	4.4
Occupancy rate (average beds in service)	42.6%	41.8%		42.7%	42.7%
Net operating revenues	$4,469	$4,798	-6.9%	$4,404	$4,382	0.5%
Net inpatient revenues as a % of net patient revenues before provision for bad debts	43.6%	43.0%		43.7%	42.9%
Net outpatient revenues as a % of net patient revenues before provision for bad debts	56.4%	57.0%		56.3%	57.1%
Income from operations (f), (i)	$75	$146	-48.6%
Income from operations as a % of net operating revenues	1.7%	3.0%
Depreciation and amortization	$261	$297
Equity in earnings of unconsolidated affiliates	$(5)	$(12)
Net loss attributable to Community Health Systems, Inc. stockholders	$(220)	$(83)	165.1%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-4.9%	-1.7%
Adjusted EBITDA (e)	$564	$527	7.0%
Adjusted EBITDA as a % of net operating revenues	12.6%	11.0%
Net cash provided by operating activities	$327	$306	6.9%

For footnotes, see pages 13, 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Year Ended December 31,
	Consolidated			Same-Store
	2016	2015	% Change	2016	2015	% Change
Number of hospitals (at end of period)	155	194		152	152
Licensed beds (at end of period)	26,222	29,853		25,921	26,013
Beds in service (at end of period)	23,229	26,312		23,064	23,167
Admissions	857,412	940,292	-8.8%	818,559	834,383	-1.9%
Adjusted admissions	1,867,348	2,038,103	-8.4%	1,773,093	1,782,134	-0.5%
Patient days	3,832,104	4,175,214		3,678,397	3,752,264
Average length of stay (days)	4.5	4.4		4.5	4.5
Occupancy rate (average beds in service)	43.1%	43.3%		43.4%	44.3%
Net operating revenues	$18,438	$19,437	-5.1%	$17,481	$17,248	1.4%
Net inpatient revenues as a % of net patient revenues before provision for bad debts	43.2%	42.8%		43.3%	42.8%
Net outpatient revenues as a % of net patient revenues before provision for bad debts	56.8%	57.2%		56.7%	57.2%
(Loss) income from operations (f), (i)	$(860)	$1,337	-164.3%
(Loss) income from operations as a % of net operating revenues	-4.7%	6.9%
Depreciation and amortization	$1,100	$1,172
Equity in earnings of unconsolidated affiliates	$(43)	$(63)
Net loss (income) attributable to Community Health Systems, Inc. stockholders	$(1,721)	$158	-1189.2%
Net loss (income) attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-9.3%	0.8%
Adjusted EBITDA (e)	$2,225	$2,670	-16.7%
Adjusted EBITDA as a % of net operating revenues	12.1%	13.7%
Net cash provided by operating activities	$1,137	$921	23.5%

For footnotes, see pages 13, 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (b)

(In millions, except share data)

(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$238	$184
Patient accounts receivable, net of allowance for doubtful accounts of $3,773 and $4,110 at December 31, 2016 and 2015, respectively	3,176	3,611
Supplies	480	580
Prepaid income taxes	17	27
Prepaid expenses and taxes	187	197
Other current assets (including assets of hospitals held for sale of $117 and $17 at December 31, 2016 and 2015, respectively)	568	567

Total current assets	4,666	5,166

Property and equipment:
Land and improvements	782	969
Buildings and improvements	7,438	9,051
Equipment and fixtures	4,202	4,886

Property and equipment, gross	12,422	14,906
Less accumulated depreciation and amortization	(4,273)	(4,794)

Property and equipment, net	8,149	10,112

Goodwill	6,521	8,965

Other assets, net of accumulated amortization of $929 and $903 at December 31, 2016 and 2015, respectively (including assets of hospitals held for sale of $878 and $41 at December 31, 2016 and 2015, respectively)	2,608	2,352

Total assets	$21,944	$26,595

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$455	$229
Accounts payable	995	1,258
Accrued liabilities:
Employee compensation	731	823
Interest	207	227
Other (including liabilities of hospitals held for sale of $81 and $6 at December 31, 2016 and 2015, respectively)	499	535

Total current liabilities	2,887	3,072

Long-term debt	14,789	16,556

Deferred income taxes	411	593

Other long-term liabilities	1,575	1,698

Total liabilities	19,662	21,919

Redeemable noncontrolling interests in equity of consolidated subsidiaries	554	571

EQUITY
Community Health Systems, Inc. stockholders’ equity:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 113,876,580 shares issued and outstanding at December 31, 2016, and 113,732,933 shares issued and 112,757,384 shares outstanding at December 31, 2015	1	1
Additional paid-in capital	1,975	1,963
Treasury stock, at cost, no shares at December 31, 2016 and 975,549 shares at December 31, 2015	—	(7)
Accumulated other comprehensive loss	(62)	(73)
(Accumulated deficit) retained earnings	(299)	2,135

Total Community Health Systems, Inc. stockholders’ equity	1,615	4,019
Noncontrolling interests in equity of consolidated subsidiaries	113	86

Total equity	1,728	4,105

Total liabilities and equity	$21,944	$26,595

For footnotes, see pages 13, 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (b)

(In millions)

(Unaudited)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Net (loss) income	$(1,626)	$259
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,100	1,174
Deferred income taxes	(116)	103
Government and other legal settlements and related costs (j)	16	4
Stock-based compensation expense	46	59
Loss on sale, net	—	4
Impairment of hospitals sold or held for sale	8	5
Impairment and (gain) loss on sale of businesses, net (i)	1,919	68
Loss from early extinguishment of debt	30	16
Gain on sale of investments in unconsolidated affiliates	(94)	—
Other non-cash expenses, net	31	47
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(96)	(219)
Supplies, prepaid expenses and other current assets	25	(68)
Accounts payable, accrued liabilities and income taxes	(137)	(478)
Other	31	(53)

Net cash provided by operating activities	1,137	921

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(123)	(57)
Purchases of property and equipment	(744)	(953)
Proceeds from disposition of hospitals and other ancillary operations	143	155
Proceeds from sale of property and equipment	15	15
Purchases of available-for-sale securities	(505)	(162)
Proceeds from sales of available-for-sale securities	464	156
Proceeds from sale of investments in unconsolidated affiliates	403	—
Distribution from Quorum Health Corporation	1,219	—
Increase in other investments	(242)	(205)

Net cash provided by (used in) investing activities	630	(1,051)

Cash flows from financing activities
Proceeds from exercise of stock options	—	25
Repurchase of restricted stock shares for payroll tax withholding requirements	(6)	(20)
Stock buy-back	—	(159)
Deferred financing costs and other debt-related costs	(26)	(30)
Proceeds from noncontrolling investors in joint ventures	—	47
Redemption of noncontrolling investments in joint ventures	(19)	(36)
Distributions to noncontrolling investors in joint ventures	(92)	(100)
Proceeds from sale-lease back	159	—
Borrowings under credit agreements	4,879	4,922
Proceeds from receivables facility	107	206
Repayments of long-term indebtedness	(6,715)	(5,050)

Net cash used in financing activities	(1,713)	(195)

Net change in cash and cash equivalents	54	(325)
Cash and cash equivalents at beginning of period	184	509

Cash and cash equivalents at end of period	$238	$184

For footnotes, see pages 13, 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three months and year ended December 31, 2016 and 2015. Both financial and statistical results exclude entities in discontinued operations for all periods presented. Same-store operating results and statistical data exclude information for the hospitals divested in the spin-off of QHC in both the 2016 periods and the comparable periods in 2015.

(b)	The contingent value right (“CVR”) entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain legal matters pertaining to HMA, as defined in the CVR agreement. If the aggregate amount of applicable losses under the CVR agreement exceeds a deductible of $18 million, then the amount payable in respect of each CVR shall be reduced (but not below zero) by an amount equal to the quotient obtained by dividing: (a) the product of (i) all losses in excess of the deductible and (ii) 90%; by (b) the number of CVRs outstanding on the date on which final resolution of the existing litigation occurs. Since the HMA acquisition date of January 27, 2014, approximately $32 million in costs have been incurred and approximately $30 million of settlements have been paid related to certain HMA legal matters, which collectively exceed the deductible of $18 million under the CVR agreement. The Company previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which has been adjusted to its estimated fair value of $252 million at December 31, 2016. In addition, although future legal fees (which are expensed as incurred) associated with the HMA legal matters have not been accrued or included in the table below, such legal fees are taken into account in determining the total amount of reductions applied to the amounts owed to CVR holders. For the CVR valuation at December 31, 2016, the change in fair value from the previous quarter end was primarily the result of an increase in the discount rate applied to the estimated settlement amount.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of
December 31,
2016
Legal and other related costs incurred to date	$32
Settlements	30
Estimated liability for probable contingencies	—
Estimated liability for unresolved contingencies at fair value	252

Costs incurred plus certain estimated liabilities for CVR-related matters	314
Allocated to:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(29)

Recorded amounts that reduce CVR value after giving effect to deductible and co-insurance	$267

CVRs outstanding	265

(c)	Included in discontinued operations for the three months and year ended December 31, 2016, are three smaller hospitals that are being actively marketed for sale. Included in discontinued operations for the three months and year ended December 31, 2015, were several hospitals held for sale at December 31, 2014, some of which were sold during the year ended December 31, 2015. The after-tax loss for the sold or held for sale hospitals, including an impairment charge on certain long-lived assets sold or held for sale, was approximately $9 million for both of the three month periods ended December 31, 2016 and 2015, respectively, and approximately $15 million and $36 million for the year ended December 31, 2016 and 2015, respectively.

(d)	The following table provides information needed to calculate (loss) income per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
(Loss) income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
(Loss) income from continuing operations, net of taxes	$(189)	$(40)	$(1,611)	$295
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	22	34	95	101

(Loss) income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(211)	$(74)	$(1,706)	$194

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(9)	$(9)	$(15)	$(36)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(9)	$(9)	$(15)	$(36)

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)	EBITDA is a non-GAAP financial measure which consists of net (loss) income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, acquisition and integration expenses from the acquisition of HMA, expense incurred related to the spin-off of QHC, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense related to government and other legal settlements and related costs, and (income) expense from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings, and related legal expenses. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company now reports Adjusted EBITDA as a measure of financial performance rather than as a liquidity measure. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary targets used to determine short-term cash incentive compensation. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the senior secured credit facility (although Adjusted EBITDA does not include all of the adjustments described in the senior secured credit facility).

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net (loss) income attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(220)	$(83)	$(1,721)	$158
Adjustments:
Provision for (benefit from) income taxes	37	(51)	(104)	116
Depreciation and amortization	261	297	1,100	1,172
Net income attributable to noncontrolling interests	22	34	95	101
Loss from discontinued operations	9	9	15	36
Interest expense, net	232	249	962	973
Loss from early extinguishment of debt	—	—	30	16
Impairment and (gain) loss on sale of businesses, net	224	62	1,919	68
Gain on sale of investments in unconsolidated affiliates	—	—	(94)	—
Expenses related to the acquisition and integration of HMA	—	—	—	1
Expense from government and other legal settlements and related costs	5	3	16	4
(Income) expense from fair value adjustments and legal expenses related to cases covered by the CVR	(6)	—	(6)	8
Expenses related to the sale of a majority interest in home care division	—	—	1	—
Expenses related to the spin-off of QHC	—	7	12	17

Adjusted EBITDA	$564	$527	$2,225	$2,670

(f)	Included in non-same-store (loss) income from operations and (loss) income from continuing operations are pre-tax charges related to acquisition costs of $1 million and $2 million for the three months ended December 31, 2016 and 2015, respectively, and $5 million and $8 million for the year ended December 31, 2016 and 2015, respectively.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(g)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Weighted-average number of shares outstanding - basic	111	113	111	114
Add effect of dilutive securities:
Stock awards and options	—	—	—	1

Weighted-average number of shares outstanding - diluted	111	113	111	115

The Company generated a loss from continuing operations attributable to Community Health Systems, Inc. common stockholders for the three months and year ended December 31, 2016, and the three months ended December 31, 2015, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated income from continuing operations during the three months and year ended December 31, 2016, the effect of restricted stock awards, employee stock options, and other equity-based awards on the diluted shares calculation would have been an increase in shares of 2,938,406 shares and 2,554,627 shares, respectively. If the Company had generated income from continuing operations during the three months ended December 31, 2015, the effect of restricted stock awards, employee stock options, and other equity-based awards on the diluted shares calculation would have been an increase in shares of 644,334 shares.

(h)	The following supplemental tables reconcile (loss) income from continuing operations and net (loss) income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein (total per share amounts may not add due to rounding):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
(Loss) income from continuing operations, as reported	$(1.91)	$(0.66)	$(15.41)	$1.68
Adjustments:
Loss from early extinguishment of debt	—	—	0.17	0.09
Impairment and (gain) loss on sale of businesses, net	2.35	0.33	16.07	0.36
Expense from government and other legal settlements and related costs	0.03	0.02	0.09	0.02
(Income) expense from fair value adjustments and legal expenses related to cases covered by the CVR	(0.04)	—	(0.04)	0.05
Gain on sale of investments in unconsolidated affiliates	—	—	(0.54)	—
Expense related to the spin-off of QHC	0.02	0.04	0.10	0.09
Expenses related to the sale of a majority interest in home care division	—	—	0.01	—

Income (loss) from continuing operations, excluding adjustments	$0.46	$(0.28)	$0.46	$2.29

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net (loss) income, as reported	$(1.99)	$(0.73)	$(15.54)	$1.37
Adjustments:
Loss from early extinguishment of debt	—	—	0.17	0.09
Impairment and (gain) loss on sale of businesses, net	2.35	0.33	16.07	0.36
Expense from government and other legal settlements and related costs	0.03	0.02	0.09	0.02
(Income) expense from fair value adjustments and legal expenses related to cases covered by the CVR	(0.04)	—	(0.04)	0.05
Gain on sale of investments in unconsolidated affiliates	—	—	(0.54)	—
Expense related to the spin-off of QHC	0.02	0.04	0.10	0.09
Expenses related to the sale of a majority interest in home care division	—	—	0.01	—

Net income (loss), excluding adjustments	$0.37	$(0.35)	$0.33	$1.98

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(i)	Both income from operations and loss from continuing operations for the three months ended December 31, 2016, included non-cash net expense of approximately $224 million, primarily related to impairment charges totaling approximately $315 million to reduce the value of long-lived assets, primarily allocated goodwill, at certain under-performing hospitals and hospitals that the Company has identified for sale, which were partially offset by the gain of $91 million on the sale of a majority ownership interest in the Company’s home care division. Both loss from operations and loss from continuing operations for the year ended December 31, 2016, included an impairment charge of approximately $1.919 billion, of which $1.395 billion was a charge related to the write-down of a portion of the goodwill for the Company’s hospital operation reporting unit, and $598 million was a charge related to the adjustment of the fair value of long-lived assets at certain of the Company’s underperforming hospitals and some of the hospitals that the Company has been or is currently marketing for sale. These impairment charges were partially offset by the gain on the sale of a majority ownership interest in the Company’s home care division of $91 million. The estimated impairment charge recorded for goodwill incurred during the three months ended June 30, 2016, resulted from a determination that the carrying value of the Company’s hospital operations reporting unit exceeded its fair value, primarily as the result of the decline in the Company’s market capitalization and fair value of long-term debt during the three months ended June 30, 2016, as well as a decrease in the estimated future earnings of the Company compared to previous estimates. The goodwill impairment charge originally estimated at June 30, 2016 was finalized during the three months ended September 30, 2016 based on the Company’s updated valuation assumptions, as well as information obtained from third-party valuation services. Also, included in loss from operations and loss from continuing operations for the year ended December 31, 2016, was an impairment charge of approximately $17 million incurred during the three months ended March 31, 2016, related to the write-down of a portion of the goodwill allocated to the divestitures of Lehigh Regional Medical Center and Bartow Regional Medical Center, as well as the impairment of certain long-lived assets at one of the Company’s smaller hospitals where the decision was made during the quarter ended March 31, 2016, to permanently close the hospital. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

Loss from continuing operations for the three months ended December 31, 2015, includes an impairment charge of approximately $62 million related to the impairment of certain long-lived assets for several smaller hospitals recorded during the three months ended December 31, 2015. Income from continuing operations for the year ended December 31, 2015, includes an impairment charge of approximately $68 million which consists of $6 million related to the allocated reporting unit goodwill for one hospital sold during the three months ended September 30, 2015 and $62 million related to the impairment of certain long-lived assets for several smaller hospitals recorded during the three months ended December 31, 2015. These hospitals were identified as having permanent indicators of impairment due to a history of negative operating results and declining volumes, resulting in a decline in projections of future cash flows and estimated fair values.

(j)	The $0.03 per share (diluted) and $0.09 per share (diluted) of expense for “Government and other legal settlements and related costs” for the three months and year ended December 31, 2016, respectively, is the net impact of several lawsuits settled in principle during the year ended December 31, 2016, and related legal expenses. The $0.02 per share (diluted) of expense for “Government and other legal settlements and related costs” for the three months and year ended December 31, 2015, is the net impact of several qui tam lawsuits settled in principle during the year ended December 31, 2015, and related legal expenses.

(k)	On April 29, 2016, the Company sold its unconsolidated minority equity interests in Valley Health System, LLC, a joint venture with Universal Health Systems, Inc. (“UHS”) representing four hospitals in Las Vegas, Nevada, in which the Company owned a 27.5% interest, and in Summerlin Hospital Medical Center, LLC, a joint venture with UHS representing one hospital in Las Vegas, Nevada, in which the Company owned a 26.1% interest. The Company received $403 million in cash in return for the sale of its equity interests and recognized a $94 million gain on sale of investments in unconsolidated affiliates during the year ended December 31, 2016.

(l)	Total per share amounts may not add due to rounding.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2017. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2017 guidance should be considered in conjunction with the assumptions included herein. See pages 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2017 Projection Range
Net operating revenues less provision for bad debts (in millions)	$15,800	to	$16,200
Adjusted EBITDA (in millions)	$2,000	to	$2,175
Income from continuing operations per share - diluted	$0.30	to	$1.10
Same-store hospital annual adjusted admissions growth	0.0%	to	1.5%
Weighted-average diluted shares, in millions	112.0	to	113.0

The following assumptions were used in developing the 2017 guidance provided above:

•	The divestiture of 25 hospitals, in respect of which the Company has entered into a definitive agreement or non-binding letters of intent, consisting of ten separate contemplated transactions. These hospitals generated approximately $3.0 billion of net revenue in 2016 with mid-single digit Adjusted EBITDA margins. The Company assumes these divestitures will generate approximately $1.5 billion in proceeds. In addition, the divestiture of other hospitals representing approximately 4% to 5% of 2016 net operating revenues having mid-single digit Adjusted EBITDA margins. The Company assumes all of these divestitures will close at various dates during the first nine months of 2017.

•	The Company’s projections also exclude the following:

•	Gains associated with the settlement of the shareholder derivative action in January 2017;

•	Payments related to the CVRs issued in connection with the HMA acquisition, and changes in the valuation of liabilities underlying the CVR;

•	Losses from the early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with the planned divestitures; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

•	The Company has three small hospitals which remain held for sale for which the operating results have been classified in discontinued operations and excluded from the Company’s guidance.

Other assumptions used in the above guidance:

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately $15 million to $20 million for the year ended December 31, 2017.

•	Same-store hospital annual adjusted admissions growth of 0.0% to 1.5% for 2017, which does not take into account service closures and weather-related or other unusual events.

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 6.0% to 6.1% for 2017. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments and acceleration of amortization of software to be abandoned.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 5.4% to 5.5%; however, interest expense may vary as revenue varies. Interest expense has been adjusted to reflect the repayment of debt with proceeds from the anticipated divestitures, based on the expected timing of those divestitures. Total fixed rate debt, including swaps, is expected to average approximately 65% to 75% of total debt during 2017.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.6% to 0.7% for 2017.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income taxes of approximately 30.0% to 31.0% for 2017, which includes the impact of adopting ASU 2016-09 on the tax provision for the vesting of equity-based compensation.

A reconciliation of the Company’s projected 2017 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net income attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below:

	Year Ending
	December 31, 2017
	Low	High
Net income attributable to Community Health Systems, Inc. stockholders (1)	$34	$124
Adjustments:
Depreciation and amortization	950	970
Interest expense, net	865	875
Provision for income taxes	56	101
Net income attributable to noncontrolling interests	95	105

Adjusted EBITDA (1)	$2,000	$2,175

(1)	The Company does not include in this reconciliation the impact of certain items that would be included in a reconciliation of historical net income attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses from early extinguishment of debt, impairment and (gain) loss on sale of businesses, and expense (income) related to government and other legal settlements and related costs, in light of the fact that such items are not determinable and/or the inherent difficulty in quantifying such projected amounts, and are therefore not included in the Company’s forecast shown above.

•	Capital expenditures are projected as follows (in millions):

2017
Guidance
Total	$625	to	$775

•	Net cash provided by operating activities, excluding cash flows related to the CVR and settlement of legal contingencies, is projected as follows (in millions):

2017
Guidance
Total	$1,050	to	$1,225

•	Weighted-average shares outstanding are projected to be between approximately 112 million to 113 million for 2017.

-MORE-

CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	the impact of the 2016 federal elections, which may lead to the repeal of or significant changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting our business;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges, which may be affected by whether a sufficient number of payors participate as well as the impact of the 2016 federal elections on the Affordable Care Act;

•	risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

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CYH Announces Fourth Quarter and Year-End 2016 Results

February 20, 2017

•	the efforts of insurers, healthcare providers and others to contain healthcare costs, including the trend toward value-based purchasing;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments to the extent such payments have not expired;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•	our ability to successfully make acquisitions or complete divestitures, including the disposition of hospitals and non-hospital businesses pursuant to our portfolio rationalization and deleveraging strategy, our ability to complete any such acquisitions or divestitures on desired terms or at all (including to realize the anticipated amount of proceeds from contemplated dispositions), the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of potential future cyber-attacks or security breaches;

•	any failure to comply with the terms of the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	any effects of our previously announced adoption of a Stockholder Protection Rights Agreement;

•	any effects related to our previously announced exploration of strategic alternatives; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three months and year ended December 31, 2016, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2017 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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